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                                                                  Exhibit 10.10


                         AGREEMENT OF PURCHASE AND SALE

                                  J.D. Edwards


                      ARTICLE 1:  PROPERTY/PURCHASE PRICE

         1.1     Certain Basic Terms.

         (a)     Seller and Notice Address:

                                           J.D. EDWARDS & COMPANY
                                           8055 East Tufts Avenue
                                           Denver, Colorado  80237
                                           Attention:  General Counsel
                                           Telephone:  303/488-4606
                                           Facsimile:  303/488-4679

                 With a copy to:           Sherman & Howard, LLC
                                           633 17th Street
                                           Suite 3000
                                           Denver, Colorado  80202
                                           Attention:  James L. Cunningham
                                           Telephone:  303/299-8356
                                           Facsimile:  303/298-0940

         (b)     Purchaser and Notice Address:

                                           CARRAMERICA REALTY, L.P.
                                           Attention:  William Krokowski
                                           1700 Pennsylvania Avenue, N.W.
                                           Washington, D.C.  20006
                                           Telephone:  202/624-7534
                                           Facsimile:  202/638-0102

                 With a copy to:           CARRAMERICA REALTY CORPORATION
                                           Attention:  Austin Lehr
                                           7600 East Orchard Road
                                           Englewood, CO 80111
                                           Telephone: 303/773-0618
                                           Facsimile:  303/779-6587

                 And a copy to:            Mayer, Brown & Platt
                                           Attn:  George Ruhlen
                                           141 East Palace Avenue
                                           Santa Fe, New Mexico 87501
                                           Telephone: 505/820-8186
                                           Facsimile: 505/820-7334
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                 And with a copy to:       Mayer, Brown & Platt
                                           190 S. LaSalle Street
                                           Chicago, IL  60603
                                           Attn:  John C. Huff
                                           Telephone: 312/701-8619
                                           Facsimile: 312/706-8711


         (c)     Date of this Agreement:   The later date of execution by the
                                           Seller and the Purchaser, as
                                           indicated on the signature page.

         (d)     Purchase Price:           $2,980,456.00 or, if different, the
                                           product of (i) $6.65 and (ii) the
                                           total number of square feet in the
                                           Land (but not including the Easement
                                           Parcel, as defined below), as
                                           certified by the surveyor who
                                           prepares the Survey.

         (e)     Earnest Money:            $550,000.00, together with any
                                           interest accrued thereon while
                                           deposited in escrow pursuant to this
                                           Agreement.

         (f)     Due Diligence Period:     The period ending 30 days after the
                                           Date of this Agreement.

         (g)     Closing Date:             As designated by the Purchaser upon
                                           not less than 5 days' prior notice
                                           to Seller, but no later than 10 days
                                           after the expiration of the Due
                                           Diligence Period, as such date may
                                           be extended pursuant to any express
                                           provision of this Agreement.  The
                                           foregoing notwithstanding, the
                                           parties agree to use diligent
                                           efforts to close on or before
                                           December 10, 1996.

         (h)     Title Company:            Land Title Guarantee Company
                                           as agent for Old Republic Title
                                           Company
                                           Attn: Cheryl Relf
                                           3033 East 1st Avenue, No. 600
                                           Denver, Colorado 80206
                                           Telephone:  303/331-6207
                                           Facsimile:  303/322-7603

         (i)     Escrow Agent:             Land Title Guarantee Company
                                           Attn:  Ellie Mathew
                                           3033 East 1st Avenue, No. 600
                                           Denver, Colorado 80206
                                           Telephone:  303/321-1880
                                           Facsimile:  303/322-7603

         1.2 Property. Subject to the terms and conditions of this Agreement of Purchase and Sale (the "Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

         (a) The "Real Property," being the land described in Exhibit A ("Land") attached hereto; all improvements and fixtures located thereon, including but not limited to the office building and related improvements (including the parking garage, surface parking areas, roads, landscaping and storm water and utility facilities) under construction on such land (collectively, the "Improvements"); all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property; and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.




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         (b)     The "Personal Property," being all right, title and interest of Seller in and to all tangible personal property now or hereafter used in connection with the design, construction, operation, ownership, maintenance, or management of the Real Property, including without limitation: equipment; machinery; and, whether stored on or offsite, all tools, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements. The term "Personal Property" also shall include any and all deposits, bonds or other security deposited or delivered by Seller with or to any and all governmental bodies, utility companies or other third parties in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property. The foregoing notwithstanding, "Personal Property" shall not include any trade fixtures, furniture, art work, furnishings, and office equipment and supplies or other personal property of Seller acquired or brought onto the Property after the Closing Date in connection with Seller's use and occupancy of the Improvements as the tenant under the Lease (as defined Paragraph 1.5).

         (c) The "Project Agreements", being all right, title and interest of Seller in and to all contracts and agreements for design, engineering, consulting, equipment, supply, furnishing and construction services provided or to be provided in connection with the Real Property and/or the Improvements, and all change orders, amendments or modifications thereto and all guaranties, bonds and security received in connection therewith, including, without limitation, the contracts, agreements, guaranties, bonds and other items identified on attached Exhibit B; provided that as contemplated by the Construction Supplement (defined in Paragraph 1.5), Seller shall continue to perform its obligations under the Project Agreements and Purchaser shall not be deemed to have assumed any of such obligations.

         (d) The "Intangible Property," being all, right, title and interest of Seller in and to all intangible personal property now or hereafter used in connection with the design, construction, operation, ownership, maintenance or management, of the Real Property or the Improvements, including without limitation: all construction plans, drawings and specifications for the Improvements, including without limitation all landscaping plans (the "Plans and Specifications"), which Plans and Specifications are itemized in Exhibit C hereto, and all development plans, shop drawings and other submittals; all bonds, security instruments, letters of credit and/or cash or other collateral posted by Seller with any governmental entity to secure Seller's completion of any of the Improvements as well as any bonds or security received by Seller from any contractor or subcontractor under any of the Project Agreements; all trade names and trade marks associated with the Real Property, including without limitation the name of the building comprising a part of the Improvements; all construction and building permits, approvals and licenses and applications for any of the foregoing; warranties; indemnities; claims against third parties; applications, permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards or claims thereto to be assigned to Purchaser hereunder; and all books and records relating to the Property. The foregoing notwithstanding, "Intangible Property" shall not include any trade names or trade marks, licenses, copyrights, contract rights or other intangible personal property of Seller as the tenant under the Lease in connection with Seller's use and occupancy of the Improvements or any business conducted by Seller on or within the Improvements.

         1.3 Earnest Money. Within 3 business days after the execution of this Agreement, Purchaser shall deposit the Earnest Money with the Escrow Agent. The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Agreement. The Earnest Money shall be held and disbursed by the Escrow Agent pursuant the provisions of Article 8 of this Agreement. In addition to any other right or remedy of Purchaser under this Agreement, the Earnest Money shall promptly be returned to Purchaser if Purchaser elects to terminate this Agreement pursuant to Paragraph 2.2, or if this Agreement is terminated for any reason other than Purchaser's default hereunder.

         1.4 Remedies. Seller's sole remedy in the event of Purchaser's default in its obligation to close this transaction shall be to terminate this Agreement and to retain as liquidated damages the Earnest Money, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. In the event of a Seller default hereunder, if such default is willful or intentional, Purchaser may elect to terminate this Agreement and receive a refund of the Earnest Money, or to pursue such other remedies as may be available to Purchaser at law or in equity, including specific performance.





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         1.5     Lease, Option Agreement and Access Easement.

                 (i) At Closing, Seller shall grant to Purchaser a right of first refusal agreement in the form attached to this Agreement as Exhibit G (the "Right of First Refusal Agreement"). At Closing the parties shall execute a memorandum of such Right of First Refusal Agreement (the "Memorandum of Agreement") and cause such memorandum to be recorded in the real property records of the county in which the subject land is located.

                 (ii) At Closing, Purchaser and Seller shall enter into (a) a lease in the form attached to this Agreement as Exhibit H (the "Lease") whereby Purchaser leases the Improvements to Seller on the terms and subject to the conditions set forth in such Lease and (b) a Supplement to Lease Agreement in the form attached hereto as Exhibit I (the "Construction Supplement").

                 (iii) At Closing, Purchaser and Seller shall enter into the Conveyance of Easement in the form attached to this Agreement as Exhibit K (the "Access Easement Agreement"), pursuant to which Purchaser will grant to Seller easements for access and underground utilities on the terms set forth therein, encumbering the portion of the Property described on Exhibit A as Parcel 2 or the easement parcel.


                             ARTICLE 2:  INSPECTION

         2.1 Seller's Delivery of Specified Documents. To the extent such items are in Seller's possession or control and have not heretofore been provided to Purchaser, Seller shall provide to Purchaser or give Purchaser, and its representatives full access to, at all reasonable times, within 3 business days after the Date of this Agreement, the items and information with respect to the Property identified on Purchaser's due diligence request list previously delivered to Seller and attached hereto as Exhibit J, together with the following, to the extent not listed on Exhibit J (the "Property Information"):


         (a) Project Agreements. A list together with copies of all Project Agreements;

         (b) Reports. Any environmental, soil, structural engineering, drainage and other physical inspection reports, assessments, audits and surveys related to the Property;

         (c) Plans and Specifications. The Plans and Specifications, together with any Construction Change Directives, Addenda, Modifications, approved Change Orders and any pending Change Orders (as such items are defined in the documents prepared by the American Institute of Architects) or change order requests or other requests or demands for an extension of time for performance and/or additional compensation under any of the Project Agreements; copies of all payment and/or performance bonds or other security received from any contractor or subcontractor under any of the Project Agreements; copies of all bonds, security instruments, letters of credit or other collateral posted by Seller with any governmental authority to secure Seller's obligation to complete any of the Improvements; project meeting minutes, project logs, cash flow reports, applications for payment, payment certifications, construction schedules and updates of same; inspection reports from any governmental entity; pending requests for information or clarifications; lien waivers, any stop work notices, or claims for mechanics' liens; all books, records, notices, correspondence and files relating to the design, engineering and construction of the Improvements; and all shop drawings (collectively the "Project Documents");

         (d) Insurance. Copies of Seller's certificates of insurance for the Property and any notices received from insurance carriers as well as certificates of the insurance required from all contractors, engineers, and architects providing services in connection with the Improvements;

         (e) Proceedings. Copies of any documents or materials relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting the Property or the ability of Seller to consummate the transaction contemplated by this Agreement; and





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         (f)     Existing Title and Survey Documents.  Copy of Seller's
existing title insurance policy or policies and any existing surveys of the Real Property.

         At such time as the last item of Property Information shall have been delivered or made available to Purchaser, Seller shall deliver to Purchaser a written notice (the "Property Information Notice") certifying that all such deliveries have been completed together with an itemization of the matters delivered or made available to Purchaser. Seller shall have the continuing obligation during the pendency of this Agreement to provide Purchaser with any document described above and coming into Seller's possession or produced by Seller after the initial delivery of the Property Information.

         2.2 Due Diligence. Purchaser shall have through the last day of the Due Diligence Period in which to examine, inspect, and investigate the Property and, in Purchaser's sole and absolute judgment and discretion, to determine whether the Property is satisfactory to Purchaser and to obtain appropriate internal approval to proceed with this transaction. Purchaser may terminate this Agreement pursuant to this Paragraph 2.2 by giving notice of termination to Seller on or before the last day of the Due Diligence Period. This Agreement shall continue in full force and effect if Purchaser does not give the notice of termination. Upon such termination, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate, except pursuant to any provisions which by their terms survive a termination of this Agreement.

         Purchaser shall have reasonable access to the Property and all books and records for the Property that are in Seller's or its property manager's possession or control for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including intrusive inspection and sampling), and any other inspections, studies, or tests reasonably required by Purchaser. During the pendency of this Agreement, Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property and any offices where the records of the Property are kept for the purpose of examining and making copies of all books and records and other materials relating to the Property in Seller's or its construction manager's possession or control. In the course of its investigations, Purchaser may make inquiries to third parties, including, without limitation, any lender providing construction financing for the Improvements, contractors, subcontractors, architects, engineers, and other parties to the Project Agreements and municipal, local and other government officials and representatives, and Seller consents to such inquiries.
Purchaser shall keep the Real Property free and clear of any liens arising by, through or under Purchaser, and will indemnify, defend, and hold Seller harmless from all claims asserted by third parties against Seller to recover for personal injury or property damage as a result of Purchaser's entry onto the Property. If any inspection or test disturbs the Property, Purchaser will restore the Property to its condition before any such inspection or test. The obligations of Purchaser under the preceding two sentences shall survive the Closing or termination of this Agreement.

         2.3 Construction Plan. During the Due Diligence Period, Purchaser and Seller shall endeavor in good faith to agree upon the following:

         (a) A detailed line item construction budget for completion of the Improvements ("Budget");

         (b)     A line item schedule for completion of the Improvements;

         (c) A schedule of disbursements to be made by Purchaser pursuant to the Construction Supplement;

         (d) The total amount of the costs of design and construction of the Improvements to be reimbursed to Seller at Closing pursuant to Section 6.1(b);

         (e) Time periods and procedures for review by Purchaser of construction change directives and change orders; and

         (f) The terms and location of (i) an easement for drainage of storm water from the Property over and through land owned by Seller to existing storm water drainage facilities of the Denver Technological Center ("Drainage Easement") and (ii) easements burdening the Property for fiberoptic cables and other utilities.





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         To the extent any of the foregoing matters are not agreed to prior to the expiration of the Due Diligence Period, then the completion of any unresolved matters to Purchaser's satisfaction shall continue as conditions to Purchaser's obligation to close hereunder. Prior to the expiration of the Due Diligence Period, the parties shall memorialize in writing which matters remain unresolved.


                      ARTICLE 3:  TITLE AND SURVEY REVIEW

         3.1 Delivery of Title Commitment and Survey. Purchaser shall cause to be prepared (and shall deliver copies thereof to Seller and its counsel) a current, effective commitment for title insurance with respect to the Real Property and the easements created under the Access Easement Agreement (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price with Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment. Not later than 10 days after the date of this Agreement, Seller shall cause to be prepared and delivered to Purchaser, the Title Company and Purchaser's counsel (i) a current ALTA-ACSM Urban survey of the Real Property (the "Survey"), including a certification addressed to Purchaser, in the form attached hereto as Exhibit D; and (ii) copies of Uniform Commercial Code searches in the name of Seller, issued by the Title Company or a search company acceptable to Purchaser ("UCC Searches").

         3.2 Title Review and Cure. During the Due Diligence Period, Purchaser shall review title to the Real Property as disclosed by the Title Commitment, the Survey and UCC Searches. Purchaser shall be entitled to object to any title matters shown on the Title Commitment, Survey or UCC Searches, in its sole discretion, by a written notice of objections delivered to Seller on or before the expiration of the Due Diligence Period. Seller will cooperate with Purchaser, at no expense to Seller, in curing any objections Purchaser may have to title to the Property. Seller shall have no obligation to cure title objections except liens and security interests created by, under or through Seller, all of which liens and security interests Seller shall cause to be released at the Closing. Seller agrees to remove such exceptions or encumbrances to title which arise after the Date of this Agreement to the extent created by, through or under Seller. As to any other exceptions or objections raised by Purchaser, Seller shall have, without any obligations to do so, 10 days from the receipt of Purchaser's notice of objections either to have such exceptions or objections removed or, if acceptable to Purchaser, to provide affirmative title insurance protection for such exceptions satisfactory to Purchaser in Purchaser's sole discretion. If Seller fails either to provide for the removal of such exceptions or objections or to obtain affirmative title insurance protection for such exceptions or objections satisfactory to Purchaser in Purchaser's sole discretion within such 10 day period, then Purchaser may elect to terminate this Agreement by delivering written notice to Seller within 15 days following such period. Upon delivery of such termination notice by Purchaser, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement except pursuant to any provisions which by their terms survive a termination of this Agreement, and the Earnest Money shall be immediately returned to the Purchaser. If after the expiration of the Due Diligence Period the Title Company revises the Title Commitment, or the surveyor revises the Survey to add or modify exceptions, or to add or modify the conditions to obtaining any endorsement requested by Purchaser during the Due Diligence Period, then Purchaser may terminate this Agreement and receive a refund of the Earnest Money if provision for their removal or modification satisfactory to Purchaser is not made. Purchaser shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Purchaser did not object as provided above, or to which Purchaser did object, but with respect to which Purchaser did not terminate this Agreement. If there are exceptions or objections raised by Purchaser, the Closing Date shall be extended to the extent necessary to permit Seller and Purchaser to exercise their rights as provided above.

         3.3     Delivery of Title Policy at Closing.   As a condition to
Purchaser's obligation to close, the Title Company shall deliver to Purchaser at Closing an ALTA Owner's Policy (Revised 10-17-70 and 10-17-84) (or other form if required by state law) of title insurance, with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Property is located in a non-ALTA state), issued by the Title Company as of the date and time of the recording of the Deed (as defined below), in the amount of the Total Project Cost (as defined in the Construction Supplement), as estimated based upon the Budget, the Purchaser's Endorsements, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Real Property and the easements benefiting the Property agreed to by the parties under Paragraph 2.3, and subject only to Permitted Exceptions which are applicable to the Real Property and such easements (the "Title Policy"). "Permitted Exceptions" means exceptions approved or deemed approved by Purchaser pursuant to this Agreement and real estate taxes not yet due and payable. Permitted Exceptions





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shall include any easements burdening the Property agreed to pursuant to
Paragraph 2.3.   "Purchaser's Endorsements" shall mean, to the extent such
endorsements are available under the laws of the state in which the Property is located: (1) owner's comprehensive; (2) access to a physically open, public street; (3) survey (accuracy of survey); (4) location (survey legal matches title legal) (5) single tax parcel; (6) compliance with subdivision laws; (7) contiguity, if applicable; (8) with respect to the Real Property, a zoning 3.1 endorsement with parking coverage; and (9) such other endorsements as Purchaser may reasonably require based upon its review of title. To the extent that any of the coverages provided under a 3.1 zoning endorsement with parking coverage or an owner's comprehensive endorsement cannot be issued at Closing due to lack of completion of the Improvements, it shall be a condition to Purchaser's obligation to close that such endorsements be issued insuring compliance of the Improvements upon completion, and conditioned solely upon completion of the Improvements in substantial accordance with the Plans and Specifications. Seller shall execute at Closing an ALTA Statement (Owner's Affidavit) and any other documents, undertakings or agreements required by the Title Company to issue the Title Policy at Closing in accordance with the provisions of this Agreement.

         3.4 Title and Survey Costs. Purchaser shall pay for the cost of the Survey, including any revisions necessary to make the Survey conform to the requirements of this Agreement, and the cost of the premium for the Title Policy, including the premium for extended coverage and Purchaser's Endorsements; provided that such costs shall be included in Total Project Costs under the Construction Supplement. Seller shall pay the cost of the UCC Searches.


                    ARTICLE 4:  OPERATIONS AND RISK OF LOSS

         4.1     Ongoing Operations.  During the pendency of this Agreement:

         (a) Construction of Improvements. Both prior to Closing, and after Closing as contemplated by the Construction Supplement, Seller shall continue, in its capacity as "Owner" under the Project Agreements, to cause the construction of the Improvements to proceed in accordance with the requirements of such Project Agreements and in substantial accordance with the Plans and Specifications and shall enforce the requirements of the Project Agreements, and shall otherwise continue in conformity with its past practices and procedures, the administration and management of the construction of the Improvements. Seller shall keep Purchaser apprised of the status of construction, shall provide copies to Purchaser, as and when received by Seller, of: (i) all requests for information; (ii) prior to making payment in respect thereof, applications for payment and invoices for payment under the Project Agreements together with supporting documentation and certificates for payment; (iii) prior to agreeing thereto, proposed Change Orders, Construction Change Directives, Addenda, and Modifications; (iv) project meeting minutes;
(v) inspection certifications and correspondence relating thereto; (vi) any claims for additional compensation or an extension in time for performance under any of the Project Agreements; (vii) any notices of any violations of any legal or regulatory requirements applicable to the performance of the work;
(viii) any schedule modifications; (ix) all shop drawings and other submittals; and (x) any other material matters relating to the completion of the Improvements.

         (b) Maintenance of Insurance. Seller shall continue to carry its existing insurance and require that all parties to the Project Agreements maintain the insurance therein required through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist. Without limiting the generality of the foregoing, Seller shall cause the General Contractor (defined in subparagraph (f) below) to carry, during all such times as the Seller's work is being performed, all insurance required to be carried by the General Contractor under Article 11 of the General Conditions to the General Construction Contract (defined below), including, without limitation, (1) a policy of insurance covering commercial general liability, with a combined single limit for bodily injury and property damage per occurrence of not less than $2,000,000, automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than $1,000,000, combined single limit (each person, each accident), and umbrella liability with limits not less than $25,000,000, and endorsed to show Purchaser as an additional insured, and (3) workers' compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the General Contractor may have against Purchaser. In addition, Seller shall carry or cause General Contractor to carry Builder's Risk Insurance for the Improvements in an amount and with deductibles approved by Purchaser, which approval shall not be unreasonably withheld or delayed, and otherwise satisfying the requirements of Section
11.3.1 of the General Conditions to the General Construction Contract. From and after Closing, such insurance shall include interests of Purchaser in the Improvements. As a condition to its obligation to Close, Purchaser shall have





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received certificates evidencing the insurance required hereunder and naming
Purchaser as an additional insured (on an occurrence and not a claims basis) or loss payee as required, and providing primary coverage to Purchaser (any policy issued to Purchaser providing duplicate or similar coverage shall be deemed excess over the policies required hereunder). All such insurance shall be issued by insurance companies which are reasonably acceptable to Purchaser, and not be cancelable unless 30 days prior written notice shall have been given to Purchaser.

         (c) Change Orders, Modifications, New Contracts. From and after the Date of this Agreement through the date which is 10 days prior to the expiration of the Due Diligence Period, if Seller intends to enter into or amend, terminate, waive any default under, or grant concessions regarding, any Project Agreements, or any other contract or agreement that will be an obligation affecting the Property or binding on the Purchaser after the Closing (except as provided in subparagraph (f), below), or if Seller desires to execute any Change Order or Construction Change Directive or otherwise agree to or permit any change in the work provided for in the Plans and Specifications, Seller shall first provide Purchaser with at least 3 business days' prior written notice of such action, and shall with such notice, deliver to Purchaser a copy of any contract, amendment, Change Order, Construction Change Directive, modification to the Plans and/or Specifications and/or any other document or agreement to be executed in connection therewith. From and after the date which is 10 days prior to the expiration of the Due Diligence Period, and thereafter until the Closing hereunder has occurred or this Agreement has otherwise been terminated, Seller will not amend, terminate, waive any default under, or grant concessions regarding, any Project Agreements (except as provided in subparagraph (f), below) or any contract or agreement that will be an obligation affecting the Property or binding on the Purchaser after the Closing or except as permitted under the Construction Supplement, agree to any Change Order, Construction Change Directive or any other modification to the Plans and/or Specifications, without in each instance the prior written consent of Purchaser.

         (d) Listings and Other Offers. Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of any of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of any of the Property.

         (e) Maintenance of Permits. Seller shall maintain in existence all licenses, permits and approvals necessary or reasonably appropriate to the ownership or improvement of the Property and the construction of the Improvements.

         (f) Contract Requirements. As a condition to Purchaser's obligation to Close, on or before the Closing Date, Seller shall cause the general contract (the "General Construction Contract") dated as of May 1, 1996 between Seller and Hensel Phelps Construction Company (the "General Contractor") to be modified to (i) name Purchaser as an additional indemnitee under the provisions of Section 3.18 of the General Conditions to such contract whereby the General Contractor holds Seller harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (ii) name Purchaser as a beneficiary of (and a party entitled to enforce) all of the warranties of the General Contractor with respect to the work performed thereunder (including the warranties under Section 3.5 of the General Conditions to such contract) and the obligation of the General Contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following substantial completion of the work under such contract, (iii) evidence the agreement of the General Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction, and (iv) set a guaranteed maximum price for the work thereunder, reasonably satisfactory to Purchaser.

         (g) Survival. The obligations of Seller under this Section 4.1 shall survive the Closing; provided that the terms of the Construction Supplement shall control to the extent of any conflict between the provisions of this Section 4.1 and the terms of the Construction Supplement.

         4.2 Damage. Seller shall promptly give Purchaser written notice of any damage to the Property, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage. If such damage is not material, then (1) Seller shall, to the extent possible, begin repairs prior to the Closing out of any insurance proceeds received by Seller for the damage, (2) at Closing Purchaser shall receive all insurance proceeds not applied to the repair of any such Property prior to the Closing due to Seller for the damage, (3) any uninsured damage or deductible, as reasonably estimated by Purchaser, shall be credited to Purchaser at Closing, (4) Seller shall assume the responsibility for the repair after the Closing and (5) the insurance proceeds and the amount of any uninsured damage or deductible so paid or credited to Purchaser shall be disbursed by Purchaser to pay for costs of repair as such work is performed, on the same terms and subject to the same conditions as set forth in the Lease with respect to payment of remaining costs of completing the Improvements. If such damage is material, Purchaser may elect by notice to Seller given within 14 days after Purchaser is notified of such damage (and the Closing shall be extended, if necessary, to give Purchaser such 14 day period to respond to such notice) to proceed in the same manner as in the case of damage that is not material or terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser. Damage as to any one or multiple occurrences is material if the cost to repair the damage, as reasonably estimated by Purchaser is equal to or greater than $500,000.

         4.3 Condemnation. Seller shall promptly give Purchaser written notice of any eminent domain proceedings that are contemplated, threatened or instituted with respect to the Property. By notice to Seller given within 14 days after Purchaser receives notice of any such proceedings in eminent domain, and if necessary the Closing Date shall be extended to give Purchaser the full 14 day period to make such election, Purchaser may terminate this Agreement or proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter.


                              ARTICLE 5:  CLOSING

         5.1 Closing and Escrow. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date. Closing shall occur through an escrow with the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. The Escrow Agent shall agree in writing with Seller and Purchaser that (1) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (2) release of funds to the Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.

         5.2 Conditions to the Parties' Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

         (a) The other party's representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

         (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made by the other party at Closing have been tendered;

         (c) As of the Closing Date, no action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by such party; and

         (d) Any other condition set forth in this Agreement to such party's obligation to close is not satisfied by the applicable date.

         In addition to the conditions set forth above, the following shall be conditions to Purchaser's obligation to close:

         (x) At Closing Seller shall not be in default under any agreement to be assigned to Purchaser under this Agreement and no material default by any other party to any of the Project Agreements shall then be continuing; and

         (y) A building permit for base building core and shell shall have been issued with respect to the Improvements, by the applicable governmental authority.

         So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date or other applicable date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date or other applicable date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition except for breach by a party of a covenant in which case the Closing shall not relieve such breaching party from any liability it would otherwise have hereunder.

         5.3 Seller's Deliveries in Escrow. Seller shall deliver in escrow to the Escrow Agent the following:

         (a) Deed. A special warranty deed for the Real Property, Improvements and all other of the Property which is Real Property warranting title against any party claiming by, through or under Seller, subject only to the applicable Permitted Exceptions (the "Deed");

         (b) Bill of Sale and Assignment of Contracts. A Bill of Sale and Assignment of and Contracts in the form of Exhibit E attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser good title to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable, together with such consents to such assignment as Purchaser may reasonably require from the contractors, engineers, architects and other consultants who are parties to the Project Agreements;

         (c) Certificate. A certificate from Seller that each of the representations and warranties contained in Paragraph 7.1 hereof is true and correct as set forth herein as of the Closing Date modified to correct any change arising from and after the Date of this Agreement. Such certificate shall contain an updated certified list of Plans and Specifications and Project Agreements (including any modifications agreed to since the Date of this Agreement) which Seller shall certify to be true and correct as of Closing;

         (d)     Lease.  Counterparts of the Lease duly executed by Seller;

         (e) Construction Supplement. Counterparts of the Construction Supplement duly executed by Seller;

         (f) Easement Agreements. If Seller is a party thereto, counterparts of the Access Easement Agreement, Drainage Easement and any other easements agreed to by the parties pursuant to Paragraph 2.3, in the forms agreed to by the parties, executed and acknowledged by Seller;

         (g) Right of First Refusal Agreement. Counterparts of the Right of First Refusal Agreement and Memorandum of Agreement duly executed by Seller and acknowledged as required;

         (h) Insurance. Certificates of insurance from all parties obligated to maintain insurance under the Project Agreements evidencing that such insurance is in full force and effect and naming Purchaser, to the extent appropriate, as an additional insured under such policies; including, without limitation, certificates evidencing the insurance coverage required under Paragraph 4.1(b);

         (i) Amendment to Construction Contract. An amendment to the General Construction Contract satisfying the requirements of Paragraph 4.1(f), duly executed by Seller and the General Contractor;

         (j) Contractor Bonds. An assignment to Purchaser of Seller's right, title and interest in and under all payment and/or performance bonds delivered by any contractor or subcontractor in connection with the completion of the Improvements and the consent of the applicable sureties to such assignment;

         (k) Seller Bonds. An assignment to Purchaser of any bonds or other security posted with any governmental authority by Seller to secure Seller's obligation to complete any of the Improvements, together with the consent to such assignment from the surety or other issuer and the applicable governmental authority;

         (l) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

         (m) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed in accordance with the withholding provisions in such Act;

         (n) Lien Waivers. Lien waivers from all parties having lien rights under the Project Agreements, as well as their subcontractors and sub-subcontractors, of any lien rights they may have with respect to services provided and paid for prior to the Closing Date (including amounts to be reimbursed to Seller under Paragraph 6.1(b)) and sworn statements from all such parties confirming that all amounts owed for work performed in connection with the Improvements has been paid for work through a date not earlier than 30 days prior to the Closing Date;

         (o) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to Purchaser, the Escrow Agent and the Title Company;

         (p) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Seller hereunder.

         5.4 Purchaser's Deliveries in Escrow. Purchaser shall deliver in escrow to the Escrow Agent the following:

         (a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations and adjustments under Article 6, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account;

         (b)     Lease.  Counterparts of the Lease duly executed by Purchaser;

         (c) Construction Addendum. Counterparts of the Construction Addendum, duly executed by Purchaser.

         (d) Right of First Refusal Agreement. Counterparts of the Right of First Refusal Agreement and Memorandum of Agreement duly executed by Purchaser, and acknowledged as required;

         (e) Easement Agreements. If Purchaser is a party thereto, counterparts of the Access Easement Agreement and Drainage Easement and other easements agreed to by the parties pursuant to Paragraph 2.3, in the forms agreed to by the parties, executed and acknowledged by Purchaser;

         (f) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Purchaser hereunder.

         5.5 Closing Statements/Escrow Fees. Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent. The Escrow Agent's escrow fee, closing charges, and any cancellation fee shall be divided equally between and paid by Seller and Purchaser. If Seller and Purchaser cannot agree on the closing statement to be deposited as aforesaid because of a dispute over the prorations and adjustments set forth therein, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Purchase Price and placed in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.

         5.6 Transfer, and Documentary Taxes. Purchaser shall pay any documentary, transfer, deed or similar taxes and fees imposed in connection with this transaction under applicable state or local law.

         5.7 Possession. At the time of Closing, Seller shall deliver to Purchaser possession of the Property subject only to the Permitted Exceptions.

         5.8 Delivery of Books and Records. Immediately after the Closing, Seller shall deliver to or make available Purchaser: copies or originals of all Project Agreements and Project Documents and any other books and records of account, contracts, copies of correspondence with suppliers, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all permits and warranties; keys and other items, if any, used in the operation of the Property; and, if in Seller's possession or control, original copies of the Plans and Specifications; all other available plans and specifications and all operation manuals. Seller shall cooperate with Purchaser after Closing to transfer to Purchaser any such information stored electronically. Upon Project Close-Out (as defined in the Construction Supplement) Seller shall cause to be delivered to Purchaser originals of all of the foregoing to the extent not previously delivered to Purchaser.


                     ARTICLE 6: PRORATIONS AND ADJUSTMENTS

         6.1 Prorations. Not less than 3 business days prior to Closing, Seller shall provide to Purchaser such information and verification reasonably necessary to support the prorations and adjustments under this Article 6. The items in subparagraphs (a) through (e) of this Paragraph 6.1 shall be prorated between Seller and Purchaser as of the close of the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to
Purchaser:

         (a) Taxes and Assessments. Purchaser shall receive a credit for any accrued but unpaid real estate taxes and assessments (including without limitation any assessments imposed by private covenant) applicable to any period before the Closing Date, even if such taxes and assessments are not yet due and payable. If the amount of any such taxes have not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes and shall be reprorated upon issuance of the final tax bill. Purchaser shall receive a credit for any special assessments which are levied or charged against the Property, whether or not then due and payable. Any attorneys fees incurred by either Seller or Purchaser in connection with the reduction of real estate taxes benefitting each of Seller's and Purchaser's period of ownership, respectively, also shall be prorated as of the Closing Date.

         (b) Project Costs. Purchaser shall reimburse Seller for amounts paid by Seller prior to the Closing Date pursuant to, and in accordance with the terms and provisions of the Project Agreements, for design and construction of the Improvements. The aggregate amount of such reimbursement shall be subject to agreement by the parties during the Due Diligence Period.

         (c) Utilities. To the extent utilities are not being paid by the general contractor, Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Closing Date; and such adjustment shall be reprorated when the next utility bills are received.

         6.2 Post-Closing Adjustments. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment. No other expense related to the ownership or operation of the Property shall be charged to or paid or assumed by Purchaser, whether allocable to any period before or after the Closing, other than those obligations expressly assumed by Purchaser.

         6.3 Wages. Purchaser shall not be liable for any wages, fringe benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing before Closing for employees at the Property or arising from the termination of such employees at or prior to Closing. Purchaser shall not be liable for any obligations accruing before Closing under any union contract applicable to any such employees or arising from the termination of any such employees or prior to Closing.

         6.4 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Purchaser at the Closing.

         6.5 Sales Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.


                   ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

         7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, subject to any conflicting or inconsistent information contained in the Property Information, Seller represents and warrants to Purchaser that:

         (a) Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing as a corporation under the laws of the state of Colorado. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Seller, enforceable in accordance with their terms.

         (b) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement, or which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement or under the Construction Supplement or the Right of First Refusal Agreement. There is not now pending or, to the best of Seller's knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against the Seller that would prevent Seller from performing its obligations hereunder or under the Lease, the Construction Supplement or the Right of First Refusal Agreement or against or with respect to the Property. To Seller's knowledge, no condemnation, eminent domain or similar proceedings are pending or threatened with regard to the Property. Seller has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property.

         (c) Leases. There are no leases of the Property or any portion thereof, and no parties other than Seller have any unrecorded rights to possess or occupy the Property or any portion thereof, other than an expired lease which the Title Company will insure over at Closing.

         (d) Project Agreements. The list of Project Agreements delivered to Purchaser pursuant to this Agreement is true, correct, and complete as of the date of its delivery. The documents constituting the Project Agreements delivered to Purchaser are true, correct and complete copies of all of the Project Agreements relating to the Property, or any portion thereof. Neither Seller nor, to Seller's best knowledge, any other party is in default under any of the Project Agreements.

         (e) Environmental. Seller has no knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property except as disclosed in the Property Information. Neither Seller nor, to Seller's knowledge, any tenant or other occupant, has manufactured, introduced, released or discharged from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), and neither Seller nor, to Seller's knowledge, any tenant or other occupant, has used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

         (f) Withholding Obligation. Seller's sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax laws applicable to Seller or the Property.

         (g) ERISA. Seller is not and is not acting on behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section
2510.3-101 of any such employee benefit plan or plans.

         (h) Plans and Specifications and Project Documents. To the best of Seller's knowledge, the Plans and Specifications and Project Documents delivered or made available to Purchaser constitute all of the Plans and Specifications and Project Documents applicable to the Property and are true, accurate and complete copies of same.

         (i) Compliance of Improvements. To Seller's knowledge, the Improvements have been constructed, to the extent completed, in substantial compliance with the Plans and Specifications therefor and applicable law and private covenants, conditions and restrictions of record.

         (j) Sufficiency of Contract Sums. Seller has no reason to believe that the undisbursed balance of the construction sums under the contracts for construction for the Improvements will not be sufficient to pay for all costs and expenses associated with the lien free completion of the Improvements in accordance with the Plans and Specifications and applicable legal requirements within the time provided under the construction schedule agreed to by the parties during the Due Diligence Period.

         (k) Approvals. Seller and to Seller's knowledge Seller's general contractor, has obtained all permits, licenses and approvals required under applicable laws, codes, rules and regulations and private covenants for the construction of the Improvements, all such permits, licenses and approvals are in full force and effect, and Seller has not received any notice of a pending or threatened revocation of or notice of any violation under any such permits, licenses or approvals.

         (l)     Disputes with Contractors   There are no material pending
claims or disputes with Seller's general contractor for the Improvements, or, to Seller's knowledge, with any subcontractor, or any other party under any of the Project Agreements, for additional compensation and/or an extension of time for performance.

         7.2 Purchaser's Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

         (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Delaware limited partnership, in good standing in the State of Delaware, and will be qualified to do business in the state in which the Real Property is located on the Closing Date. Subject only to obtaining certain internal approvals on or before the expiration of the Due Diligence Period, Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

         (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

         7.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the Date of this Agreement and are remade as of the Closing Date and to the extent applicable, as of the date of closing under the Option Agreement, and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of 3 years. Seller and Purchaser shall have the right to bring an action thereon only if Seller or Purchaser, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such 3-year period. To the extent Purchaser obtains actual knowledge of any breach or inaccuracy in any representation or warranty of Seller prior to Closing and Purchaser nevertheless proceeds with Closing, Purchaser shall be deemed to have waived any right, claim or cause of action arising out of the breach or inaccuracy in any such representation or warranty.


                      ARTICLE 8:  EARNEST MONEY PROVISIONS

         8.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Purchaser on the Closing Date.

         8.2 Termination before Expiration of Due Diligence Period. If Purchaser elects to terminate the Purchase Agreement pursuant to Paragraph 2.2. Escrow Agent shall pay the entire Earnest Money to Purchaser one business day following receipt of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated in one day) and this Agreement shall thereupon terminate. No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent.
The Earnest Money shall be released and delivered to Purchaser from Escrow Agent upon Escrow Agent's receipt of the Due Diligence Termination Notice despite any objection or potential objection by Seller. Seller agrees it shall have no right to bring any action against Escrow Agent which would have the effect of delaying, preventing, or in any way interrupting Escrow Agent's delivery of the Earnest Money to Purchaser pursuant to this paragraph, any remedy of Seller being against Purchaser, not Escrow Agent.

         8.3 Termination after Expiration of Due Diligence Period. Except as set otherwise expressly provided herein, at any time after the expiration of the Due Diligence Period, upon not less than 5 business days' prior written notice to the Escrow Agent and the non-requesting party (and the Escrow Agent may rely upon a certification from the requesting party that it has concurrently notified the other party), Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said 5 business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

         8.4 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys' fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

         8.5 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

         8.6 Escrow Fee. Except as expressly provided herein to the contrary, the escrow fee, if any, charged by the Escrow Agent for holding the Earnest Money or conducting the Closing shall be shared equally by Seller and Purchaser.

                           ARTICLE 9:  MISCELLANEOUS

         9.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Agreement without Seller's consent to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

         9.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

         9.3 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

         9.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

         9.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

         9.6 Survival. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

         9.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

         9.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         9.9 Time of the Essence. Time is of the essence in the performance of this Agreement.

         9.10 Confidentiality. Neither Purchaser nor Seller shall make any public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the specific prior written consent of the other party, except for such disclosures to Seller's or Purchaser's financing sources, creditors, officers, employees and agents as may be necessary to permit the parties to perform their obligations hereunder. This restriction does not apply to information contained in public or recorded closing documents executed as part of this transaction or in filings required by applicable securities disclosure statutes or to disclosures made by Purchaser in accordance with its corporate communications policies.

         9.11 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

         9.12 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (1) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (2) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (3) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

         9.13 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         9.14 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and, except as otherwise expressly provided shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         9.15 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designate period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6 p.m. Denver, Colorado time.

         9.16 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

         9.17 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after the Closing any further actions, or documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

         9.18 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.




                            [SIGNATURE PAGE FOLLOWS]

                               SIGNATURE PAGE TO
                         AGREEMENT OF PURCHASE AND SALE
                                 BY AND BETWEEN
                             J.D. EDWARDS & COMPANY
                                      AND
                            CARRAMERICA REALTY, L.P.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.



                                   J.D. EDWARDS & COMPANY, a
                                   Colorado corporation

                                   By:
                                      -----------------------------------------
                                   Name:  Richard G. Snow, Jr.
                                   Title: Vice President and General
                                          Counsel





Dated:
      --------------------
                                                                        "Seller"

                                   CARRAMERICA REALTY, L.P., a
                                   Delaware limited partnership


                                   By:  CARRAMERICA REALTY GP HOLDINGS, INC., a
                                        Delaware corporation, general partner



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

Dated:
      --------------------


                                                                     "Purchaser"

Escrow Agent, by its duly authorized agent, agrees to accept this escrow on the terms and conditions of, and to comply with the instructions contained in, the foregoing Agreement.


Date:
       -------------------

                                          LAND TITLE GUARANTEE COMPANY


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                         AGREEMENT OF PURCHASE AND SALE


                                    EXHIBITS

A -      Legal Description of Real Property

B -      Project Agreements

C -      Itemization of Plans and Specifications

D -      Survey Certification

E -      Bill of Sale and Assignment of Contracts

F -      Form of Consent to Assignment

G -      Right of First Refusal Agreement

H -      Lease

I -      Construction Supplement

J -      Due Diligence Request List

K -      Access Easement Agreement

   LEGAL DESCRIPTION OF REAL PROPERTY                                  EXHIBIT A

PARCEL 1

A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER EAST IN SECTIONS 8 AND 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SECTION 9; THENCE ALONG THE EAST-WEST CENTERLINE OF SECTION 9 BEARING SOUTH 89 DEGREES 59 MINUTES 25 SECONDS EAST,
279.73 FEET TO THE TRUE POINT OF BEGINNING;

THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 368.62 FEET; THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 563.61 FEET, A CENTRAL ANGLE OF 30 DEGREES 04 MINUTES 04 SECONDS, A RADIUS OF 1,074.00 FEET AND A CHORD WHICH BEARS NORTH 52 DEGREES 23 MINUTES 11 SECONDS EAST, 557.17 FEET; THENCE SOUTH 27 DEGREES 16 MINUTES 44 SECONDS EAST, 79.29 FEET; THENCE ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING AN ARC LENGTH OF 413.05 FEET, A CENTRAL ANGLE OF 23 DEGREES 47 MINUTES 07 SECONDS, A RADIUS OF 995.00 FEET AND A CHORD WHICH BEARS NORTH 79 DEGREES 41 MINUTES 12 SECONDS EAST, 410.10 FEET TO A POINT OF NON-TANGENCY;
THENCE NORTH 43 DEGREES 56 MINUTES 35 SECONDS EAST, 67.90 FEET TO THE RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY; THENCE ALONG SAID RIGHT-OF-WAY LINE BEING A CURVE TO THE LEFT HAVING AN ARC LENGTH OF 73.83 FEET, A CENTRAL ANGLE OF 05 DEGREES 13 MINUTES 20 SECONDS, A RADIUS OF 810.00 FEET AND A CHORD WHICH BEARS SOUTH 48 DEGREES 40 MINUTES 05 SECONDS EAST, 73.80 FEET;
THENCE LEAVING SAID RIGHT-OF-WAY LINE SOUTH 35 DEGREES 51 MINUTES 07 SECONDS WEST, 95.85 FEET TO POINT OF CURVATURE; THENCE ALONG A CURVE TO THE LEFT HAVING AN ARC LENGTH OF 374.78 FEET, A CENTRAL ANGLE OF 35 DEGREES 37 MINUTES 23 SECONDS, A RADIUS OF 602.79 FEET AND A CHORD WHICH BEARS SOUTH 18 DEGREES 02 MINUTES 32 SECONDS WEST, 368.77 FEET TO A POINT OF TANGENCY;
THENCE SOUTH 00 DEGREES 14 MINUTES 25 SECONDS WEST, 243.10 FEET;
THENCE ALONG A NON-TANGENT CURVE TO THE LEFT HAVING AN ARC LENGTH OF 257.58 FEET, A CENTRAL ANGLE OF 45 DEGREES 28 MINUTES 50 SECONDS, A RADIUS OF 324.50 FEET AND A CHORD WHICH BEARS SOUTH 60 DEGREES 03 MINUTES 24 SECONDS WEST,
250.87 FEET;
THENCE NORTH 52 DEGREES 41 MINUTES 01 SECONDS WEST, 379.45 FEET TO THE TRUE POINT OF BEGINNING.

BASIS OF BEARINGS: ASSUMED ALONG THE SOUTHEASTERLY LINE OF DTC EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY I-25, AND BEING THE NORTHERLY RIGHT-OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 56, AS MONUMENTED BY A PIN AND CAP PLS 9655 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NO. 92-0071136 AND A PIN AND CAP PLS 23899, BEARING NORTH 64 DEGREES 49 MINUTES 30 SECONDS WEST, 766.84 FEET.

PARCEL 2


A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER IN SECTION 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE SIXTH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SECTION 9; THENCE N81 degrees 26'41"E,
808.84 FEET TO THE TRUE POINT OF BEGINNING; THENCE N00 degrees 14'25"E, 17.92 TO A POINT OF CURVATURE; THENCE 10.24 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 602.79 FEET, A CENTRAL ANGLE OF 00 degrees 58'22", AND A CHORD WHICH BEARS N00 degrees 43'01"E, 10.24 FEET; THENCE 23.38 FEET ALONG THE ARCH OF A CURVE TO THE LEFT HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 53 degrees 35'55", AND A CHORD WHICH BEARS N29 degrees 54'67"E, 22.64 FEET TO A POINT OF COMPOUND CURVATURE; THENCE 167.63 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 592.29 FEET, A CENTRAL ANGLE OF 16 degrees 12'58", AND A CHORD WHICH BEARS N11 degrees 13'27"E, 167.07 FEET TO A POINT OF REVERSE CURVATURE; THENCE 15.26 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 10.00 FEET, A CENTRAL ANGLE OF 87 degrees 25'80", AND A CHORD WHICH BEARS N24 degrees 23'00"W, 13.82 FEET TO A POINT OF TANGENCY; THENCE N68 degrees 05'58"W, 0.87 FEET; THENCE 38.35 FEET ALONG THE ARC OF A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 602.79 FEET, A CENTRAL ANGLE OF 03 degrees 38'41", AND A CHORD WHICH BEARS N22 degrees 06'27"E, 38.34 FEET; THENCE 23.79 FEET ALONG A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF
20.00 FEET, A CENTRAL ANGLE OF 52 degrees 25'54", AND A CHORD WHICH BEARS N52'08"18"E, 22.97 FEET TO A POINT OF REVERSE CURVATURE; THENCE 103.01 FEET ALONG AN ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 592.29 FEET, A CENTRAL ANGLE OF 09 degrees 57'53", AND A CHORD WHICH BEARS N30 degrees 52'18"E, 102.88 FEET TO A POINT OF TANGENCY; THENCE N35 degrees 51'07"E, 95.39 FEET TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY; THENCE 44.90 FEET ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY LINE BEING THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 810.00 FEET, A CENTRAL ANGLE OF 03 degrees 10'35", AND A CHORD WHICH BEARS S53 degrees 36'39"E, 44.90 FEET; THENCE LEAVING SAID SOUTHWESTERLY RIGHT-OF-WAY LINE S35 degrees 51'07"W, 32.45 FEET TO A POINT OF CURVATURE; THENCE 44.40 FEET ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 115.00 FEET, A CENTRAL ANGLE OF 22 degrees 07'23", AND A CHORD WHICH BEARS S45 degrees 54'48"W, 44.13 FEET TO A POINT OF REVERSE CURVATURE; THENCE
35.10 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 85.00 FEET, A CENTRAL ANGLE OF 23 degrees 39'28", AND A CHORD WHICH BEARS S46 degrees 08'46"W, 34.85 FEET TO A POINT OF COMPOUND CURVATURE; THENCE 334.44 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 582.29 FEET, A CENTRAL ANGLE OF 34 degrees 04'43", AND A CHORD WHICH BEARS S17 degrees 16'40"W, 329.53 FEET TO A POINT OF TANGENCY; THENCE S00 degrees 14'25"W, 16.34 FEET; THENCE 40.54 FEET ALONG THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 550.00 FEET, A CENTRAL ANGLE OF 04 degrees 13'25", S87 degrees 52'54"W, 40.35 FEET TO THE TRUE POINT OF BEGINNING. SAID PARCEL CONTAINS 0.37 ACRES (10030.87 SQUARE FEET), MORE OR LESS.

BASIS OF BEARINGS: ASSUMED ALONG THE SOUTHEASTERLY LINE OF DTC EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY I-25, AND BEING THE NORTHERLY RIGHT- OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 58, AS MONUMENTED BY A PIN AND CAP PLS 9000 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NUMBER 92-0071138 AND A PIN AND CAP PLS 23899 BEARING N64 degrees 49'20"W, 766.84 FEET.

                                                                       EXHIBIT B


                               PROJECT AGREEMENTS


1. Project Management Agreement dated May 1, 1996 between J.D. Edwards & Company and Schal Bovis, Inc.

2. Contract for Construction dated May 1, 1996 between J.D. Edwards & Company and Hensel Phelps Construction Co.

3. Agreement for Interior Design Services dated May 1, 1996 between J.D. Edwards & Company and VOA Associates Incorporated.

4. Agreement Between Client and Architect dated May 1, 1996 between J.D. Edwards & Company and C.W. Fentress J.H. Bradburn & Associates, P.C.

                                                                       EXHIBIT C

                    ITEMIZATION OF PLANS AND SPECIFICATIONS
                                   (Attached)

                                                                       EXHIBIT D



                                 CERTIFICATION

To:  CarrAmerica Realty, L.P. and Land Title Guarantee Company:

This is to certify that this map or plat and the survey on which it is based were made on the date shown below of the premises described in _____________ Title Insurance Company Title Commitment No. ________ dated ___________ and in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1992, as defined therein and includes Items 1, 2, 3, 4, 6, 7(a), 7(c), 8, 9, 10, 11, and 13 of Table A thereof, indicates all access easements and off-site easements appurtenant, and meets the accuracy requirements of an Urban Survey, as defined therein.

The survey correctly shows the zone designation of any area shown as being within a Special Flood Hazard Area according to current Federal Emergency Management Agency Maps which make up a part of the National Flood Insurance Administration Report; Community No. ______, Panel No. ________ dated
_____________.

The subject property has ingress and egress to and from ________________________________ which is a paved, public right-of-way.


[Surveyor's Name]



By
         -------------------------------------------
Date
         -------------------------------------------

Registered Land Surveyor No.
                             -----------------------
Date of Survey:
                 -----------------------------------
Date of Last Revision:
                        ----------------------------

                    BILL OF SALE AND ASSIGNMENT OF CONTRACTS


         This instrument is executed and delivered as of the ____ day of December, 1996 pursuant to that certain Agreement of Purchase and Sale ("Agreement") dated as of December 11, 1996, by and between J.D. Edwards & Company, a Colorado corporation ("Seller"), and CarrAmerica Realty, L.P., a Delaware limited partnership ("Purchaser"), covering the real property described in Exhibit A attached hereto ("Real Property"), improved with an ____ office building and related improvements (the "Building") currently under construction.

         1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following:

         (a) Personal Property. The "Personal Property", being all Seller's right, title and interest in and to all tangible personal property now or hereafter used in connection with the design, construction, operation, ownership, maintenance, or management of the Real Property, including without limitation: equipment; machinery; whether stored on or offsite, all tools, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements; and any and all deposits, bonds or other security deposited or delivered by Seller with or to any and all governmental bodies, utility companies or other third parties in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property. The foregoing notwithstanding, "Personal Property" shall not include any trade fixtures, furniture, art work, furnishings, and office equipment and supplies or other personal property of Seller acquired or brought onto the Real Property after the date hereof in connection with Seller's use and occupancy of the Improvements as the tenant under the Lease (as defined in the Agreement).

         (b) Intangible Property. The "Intangible Property," being all, right, title and interest of Seller in and to all intangible personal property now or hereafter used in connection with the design, construction, operation, ownership, maintenance, or management of the Real Property or the improvements thereon, including the building, parking garage surface parking areas, roads, landscaping and related improvements currently planned or under construction (collectively, the "Improvements"), including without limitation: all construction plans, drawings and specifications for the Improvements, including without limitation all landscaping plans (the "Plans and Specifications"), which Plans and Specifications are itemized in Exhibit B hereto, and all development plans, shop drawings and other submittals; all bonds, security instruments, letters of credit and/or cash or other collateral posted by Seller with any governmental entity to secure Seller's completion of any of the Improvements as well as any bonds or security received by Seller from any contractor or subcontractor under any of the Project Agreements; all trade names and trade marks associated with the Real Property, including without limitation the name of the building comprising a part of the Improvements; all construction and building permits, approvals and licenses and applications for any of the foregoing; warranties; indemnities; claims against third parties; applications, permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards or claims thereto to be assigned to Purchaser hereunder; and all books and records relating to the Property. The foregoing notwithstanding, "Intangible Property" shall not include any trade names or trade marks, licenses, copyrights, contract rights or other intangible personal property of Seller as the tenant under the Lease in connection with Seller's use and occupancy of the Improvements or any business conducted by Seller on or within the Improvements.

         2. Assignment of Project Agreements. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to
Purchaser: all right, title and interest of Seller in and to all contracts and agreements for design, engineering, consulting and construction services provided or to be provided in connection with the Land and/or the Improvements, and all change orders, amendments or modifications thereto and all guaranties, bonds and security received in connection therewith, which "Project Agreements" are described in Exhibit C attached hereto. Neither this assignment nor any action by Purchaser shall constitute an assumption by Purchaser of any of the covenants, duties, agreements or obligations of Seller under the Project Agreements, and

Seller shall continue to have all rights as the "owner" thereunder. From and after an Event of Default by Seller under the Construction Supplement (as such term is defined in the Agreement), Purchaser shall have the right at any time (but shall have no obligation) to take in its name, or in the name of Seller, such actions as Purchaser may at any time determine to be necessary or advisable to cure any default by Seller under the Project Agreements, or to protect the respective rights of Purchaser or Seller thereunder. Purchaser shall incur no liability if any actions so taken in good faith by it or in its behalf shall prove to be inadequate or invalid, and Seller agrees to indemnify, defend and hold Purchaser harmless from and against any losses, costs, liabilities or expenses (including, but not limited to, reasonable attorney's fees) incurred in connection with any such actions.

         3. Warranty. Seller hereby represents and warrants to Purchaser that it is the owner of the property described above, that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Agreement), and Seller warrants and defends title to the above-described property unto Purchaser, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, subject only to the Permitted Exceptions as defined in the Agreement.

         4. Indemnification. Seller shall defend, indemnify and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Project Agreements, whether arising prior to or on or after the Closing Date; except to the extent that such failure is due to non-payment by Purchaser of any amounts which Purchaser is obligated to pay pursuant to the terms of the Construction Supplement.

         5. Successors and Assigns. This instrument is binding upon Seller and its successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale and Assignment of Leases and Contracts to be executed as of the date written above.



                                    SELLER:

                                    J.D. EDWARDS & COMPANY



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                                                       EXHIBIT F


                             CONSENT BY CONTRACTOR


         The undersigned (the "Contractor") acknowledges that J.D. Edwards & Company ("Assignor") has assigned all of its rights, but not its obligations, under that certain _______________________________ dated as of ________________
(the "Contract") to CarrAmerica Realty, L.P. ("Assignee"). In connection with such assignment, Contractor agrees to the following:

         (a      The undersigned agrees to deliver to Assignee a copy of all notices of default given by the undersigned to Assignor pursuant to the Contract simultaneously with the delivery of such notice to Assignor. Assignee shall have the right, but not the obligation, to cure such default within the time period specified in the Contract. Only in the event neither Assignor nor Assignee cures or causes to be cured any such default during said time period shall Contractor have the right to terminate or suspend the Contract or to exercise any other rights or remedies as a result of said default. Contractor will deliver to Assignee a copy of all notices of termination or suspension given by Contractor to Assignor under the Contract simultaneously with the delivery of any notice of termination or suspension to Assignor.

         (b      In the event of a default by Assignee under that certain
Supplement to Lease Agreement dated as of ____ __________ (the "Lease Supplement"), Contractor shall, at the request of Assignee, continue performance on behalf of Assignee in accordance with the terms of the Contract, provided that Contractor shall be paid all sums due or to become due to Contractor in accordance with said Contract.

         (c      Upon Assignee's written request, Contractor shall furnish to
Assignee a current list of all persons or firms with whom Contractor has entered into subcontracts or other agreements relating to the performance of work or furnishing of materials in connection with the Improvements, together with a statement as to the status of each of such subcontract or agreement and the respective amounts, if any, owed by Contractor thereunder.

         (d      Contractor further agrees to (i) on written request from
Assignee, furnish Assignee with copies of such information as the Assignor is entitled to receive under the Contract, and (ii) cooperate with Assignee or its representatives in its inspection of the progress of construction of the Improvements.

         (e      Assignee's obligations to Assignor with respect to advances are set forth in the Lease Supplement. Contractor is not a third party beneficiary of the Lease Supplement. The relationship of Assignee to Assignor is one of a landlord to a tenant and Assignee is not a joint venturer or partner of Assignor.

         (f      Contractor shall not enter into any amendment or modification of the Contract [or any change orders which materially change the plans and specifications for the Improvements (the "Plans and Specifications")] without the prior written consent of Assignee.

         (g      Contractor hereby consent to Assignor's assignment of the
Contract [and the Plans and Specifications] to Assignee.

         (h      Contractor has executed this Consent with full knowledge and intent that Assignee shall rely upon the representations, warranties and agreements herein contained when making advances to Assignor.

         IN WITNESS WHEREOF, Contractor has executed this instrument as of the ___ day of _______________, 1996.



                                          CONTRACTOR:


                                          --------------------------------------


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                       EXHIBIT G

                        RIGHT OF FIRST REFUSAL AGREEMENT
                                   (Attached)

                                                                       EXHIBIT H

                                     LEASE
                                   (Attached)

                                                                       EXHIBIT I

                            CONSTRUCTION SUPPLEMENT
                                   (Attached)

                                                                       EXHIBIT J


                                  J.D. EDWARDS
                           Due Diligence-Request List


A.       Architectural, Engineering and Construction Records
         1. All proposed and existing site plans, development plans, building plans and specifications
         2.      Geotechnical reports
         3.      Building Permits
         4.      Plans for rooftop antennae installations
         5.      Existing building calculations
         6.      Consultant contracts
         7. Summary of costs incurred to date with supporting documentation
         8.      Change Orders, RFI's, Architect's Supplemental Instructions


B.       Accounting Records
         1.      Development budgets for the building
         2.      Documentation of land costs
         3.      Real estate tax bills/assessments during period of ownership
         4.      Real estate tax assessment appeal history (if applicable)


C.       Land/Development Records
         1.      Existing Boundary, As-Built or Topographical Surveys
         2. Copies of any easements, CCR's or other recorded documents affecting the property, and any unrecorded agreements to which the Purchaser would be subject to post-closing
         3. Copies of all agreements with or applications to any governmental authority or individual (including but not limited to the seller(s) of the parcels of land) relating to zoning, use, development (including timing), subdivision or platting of the property
         4. Information relating to the availability and location of utilities


D.       Environmental Records
         1.      All environmental reports related to the property
         2. Any notices from or to government authority regarding hazardous substances at the property


E.       Other
         1.      Preliminary title report
         2.      Most recent ALTA survey
         3. Any written notice from any governmental agency or tenants regarding the property
         4.      All appraisals performed on the property
         5.      Financial information on JD Edwards

                                                                       EXHIBIT K

                           ACCESS EASEMENT AGREEMENT
                                   (Attached)